Exhibit 10.1

Intel Corporation

2200 Mission College Blvd

Santa Clara, CA, 95054-1549

January 13, 2021

Dear Patrick:

Congratulations! On behalf of Intel Corporation (“Intel” or the “Company”) I am pleased to provide this offer to you for the position of Chief Executive Officer reporting to the Intel Board of Directors (the “Board”). You will also be appointed to the Board effective as of your employment start date (“Effective Date”) and for as long as you remain Chief Executive Officer, you will be nominated for election to the Board at each annual stockholder meeting at which directors are to be elected.

Base Salary. Your annual base salary will be $1,250,000, less applicable taxes, deductions and withholdings. This base salary will be reviewed annually as part of our performance review process and will increase commensurate with your performance, as assessed by the Board.

Annual Performance Bonus. You will be eligible for an Annual Performance Bonus (“APB”) with a target payout of 275% of base salary (which equates to $3,437,500 for fiscal year 2021 based on your initial base salary), less applicable taxes, deductions, and withholdings(“Target Bonus”). The APB is paid out in January for the prior year based on Intel’s financial performance, as well as achievement of specified operational goals, subject to the terms of the APB plan. Subject to local law, to earn and receive an APB payout, employees must be employed on the Intel payroll through the last day of the applicable bonus period. Your APB will not be pro-rated for your initial year of employment with Intel.

Cash Hiring Bonus. You will receive a sign on bonus of $1,750,000 (“Hiring Bonus”), less applicable taxes, deductions, and withholdings, which will be payable to you within 30 days following the Effective Date, provided that in the event that during the 12 month period following the Effective Date you voluntarily terminate your employment other than for Good Reason or other than in the event your employment terminates for death or disability, you will be required to repay to Intel the Hiring Bonus on a pro-rated basis based on the number of days remaining in such 12 month period as of the date your employment terminates.

Equity Grants. As of the Effective Date, you will be granted the following equity compensation awards, which shall vest as set forth below, subject to your continued employment with Intel (except as provided herein):

Performance Stock Units. You will be granted an award of Intel performance stock units based on relative total shareholder return metrics (“TSR PSUs”), with a target number of Intel shares subject to the grant having a grant date fair value of $20,000,000, as determined by the Company in good faith, utilizing the simple average of Intel’s share trading prices for the 30 consecutive days preceding the public announcement that you will join Intel as Chief Executive Officer (“Conversion Price”). Vesting of such TSR PSUs shall be based on Company’s TSR relative to the TSR of the S&P 500 IT Index over a three-year period commencing with the grant date. The TSR PSUs will be subject to vesting terms that are consistent with the Company’s historical grant practices for similar such awards.

Time-Based Restricted Stock Units. You will be granted an award of Intel restricted stock units (“RSUs”) with a target number of Intel shares subject to the grant having a grant date fair value of $20,000,000, as determined by the Company in good faith, utilizing the Conversion Price. The RSUs will vest over a three-year period as follows: One-twelfth of the RSUs will vest quarterly beginning on the three-month anniversary of the grant date and continuing until the third anniversary of the grant date of the RSUs.

Strategic Growth PSUs. You will be granted an award of Intel performance stock units (“Strategic Growth PSUs”), with a target number of Intel shares subject to the grant having a grant date fair value of $20,000,000, as determined by the Company in good faith, utilizing the Conversion Price, which will be earned based on the appreciation in Intel’s closing stock price over the five-year period following the grant date. The threshold share appreciation target to earn any shares under the PSUs is an increase in Intel’s closing stock price of at least 30 percent over Intel’s volume-weighted average closing share price for the 30 consecutive trading days preceding the public announcement that you will join Intel as Chief Executive Officer (the “VWAP”), in which event one-half of the target number of shares under the Strategic Growth PSUs will be earned. The target number of shares under the Strategic Growth PSUs will be earned in the event of an increase in Intel’s closing stock price of 50 percent over the VWAP. The maximum number of Intel shares that may be earned under the Strategic Growth PSUs in the event of an increase in Intel’s closing stock price of 100 percent or more over the VWAP will be 200% of the target number of shares. The number of shares under the Strategic Growth PSU award that will be earned in the event of an increase in Intel’s stock price between 30 percent and 100 percent or more will be determined via straight line interpolation of the earned percentages set forth herein. In order for shares to be earned under this Strategic Growth PSU grant, Intel’s closing stock price must close above the percentage increase targets set forth herein for at least 30 consecutive trading days. Assuming your continued employment with Intel, shares under the Strategic Growth PSUs that are earned as a result of attainment of the stock price appreciation targets set forth herein during the five year performance period will be distributed to you on the fifth anniversary of the grant date; provided, that to the extent the threshold (or a higher) stock price appreciation target set forth herein is attained on or prior to the thirty-six month anniversary of the grant date, 50 percent of the shares earned under the Strategic Growth PSUs as of such anniversary date shall be distributed to you on the thirty-six month anniversary of the grant date and the remainder of any earned shares under the Strategic Growth PSUs shall be distributed to you on the fifth anniversary of the grant date; provided, further that if, as of the fifth anniversary of the grant date Intel’s closing stock price for any of the thirty consecutive trading days immediately preceding such fifth anniversary is less than 30 percent above the VWAP, the maximum number of shares issuable to you under the Strategic Growth PSUs on the fifth anniversary of the grant date (inclusive of any Intel shares previously distributed to you under the PSUs) shall be the target number of shares under the Strategic Growth PSUs.

Strategic Growth Options. You will be granted an award of Intel performance-based stock options based on strategic growth metrics, with a target number of Intel shares subject to the grant having a grant date fair value of $20,000,000, as determined by the Company in good faith, utilizing the Conversion Price. One-fourth of the options will vest per year beginning on the twelve month anniversary of the grant date and continuing each year such that the grant is fully vested on the forty-eight month anniversary of the grant date. The options, to the extent vested, shall become exercisable only if, during the five-year period following their grant date, Intel’s closing stock price increases by 30 percent or more above the VWAP for 30 consecutive trading days. If, within the five-year period following the grant date, Intel’s closing stock price does not increase by 30 percent or more above the closing stock price as of the grant date for 30 consecutive trading days, the options shall be cancelled as of such five-year anniversary of the grant date. The exercise price per share of the options will be equal to Intel’s closing stock price on the grant date.

Outperformance PSUs. You will be granted an award of Intel performance stock units (“Outperformance PSUs”), with a number of Intel shares subject to the grant having a grant date fair value of $20,000,000, as determined by the Company in good faith, utilizing the Conversion Price, which will be earned based on the appreciation in Intel’s closing stock price over the five-year period following the grant date. The Intel shares subject to the Outperformance PSUs will be earned in the event of an increase in Intel’s closing stock price of 200% or more over the VWAP. In order for shares to be earned under this Outperformance PSU grant, Intel’s closing stock price must close above such 200% increase for at least 30 consecutive trading days. Assuming your continued employment with Intel, shares under the Outperformance PSUs that are earned as a result of attainment of the stock price appreciation target set forth herein during the five year performance period will be distributed to you on the fifth anniversary of the grant date; provided, that to the extent the stock price appreciation target set forth herein is attained on or prior to the thirty-six month anniversary of the grant date, 50 percent of the shares earned under the Outperformance PSUs as of such anniversary date shall be distributed to you on the thirty-six month anniversary of the grant date and the remainder of any earned shares under the Outperformance PSUs shall be distributed to you on the fifth anniversary of the grant date.

Optional Investment RSU Grant. If on or within 30 days following the Effective Date you elect to purchase Intel shares from Intel having an aggregate value as of their date of purchase of up to $10,000,000 (the “Investment Shares”), using the closing price of Intel shares on March 15, 2021, then the Company will grant you no later than on the 35th day following the Effective Date, a number of matching RSUs equal to the number of Investment Shares, up to $10,000,000 in aggregate value, as determined by the Company in good faith, utilizing the simple average of Intel’s share trading prices for the 30 consecutive days preceding the grant date, which RSUs will vest over a three-year period as follows: One-twelfth of the RSUs will vest quarterly beginning on the three-month anniversary of the grant date and continuing until the third anniversary of the grant date; provided, that, such vesting of the matching RSUs will be subject to you continuing to hold the Investment Shares through the three-year period. If you or Intel determine that, as a policy matter, it is inadvisable for you to buy the full $10,000,000 in value during the 30-day period described above, you and the Compensation Committee of Intel will mutually and reasonably agree on an extension to the 30-day period so as to provide you a reasonable opportunity to purchase the full $10,000,000 in value and receive the matching RSUs (in which case the vesting schedule for the matching RSUs will commence on the 35th day after the Effective Date).

Severance. In the event your employment is terminated by Intel without Cause (as defined below) or you voluntarily resign your employment for Good Reason (as defined below), and you sign and do not revoke a release in favor of Intel that will be mutually agreed upon between you and Intel (a “Release”), and such Release becomes effective within 60 days following the date your employment terminates, Intel will pay you a severance payment equal to the sum of (1) 18 months of your then-base salary and (2) 150% of your then-Target Bonus (in both cases, before any reduction that would constitute Good Reason), payable in equal installments over a period of 18 months in accordance with Intel’s regular payroll practices, provided that if such 60 day period spans two calendar years, such severance payments will commence on Intel’s first regularly scheduled payroll date following the effectiveness of the Release in the later of such calendar years, with any installments otherwise scheduled to be paid to you prior to such date instead paid in lump sum to you on such first payroll date and all other installments paid in accordance with the schedule described in this offer letter. In addition, in the event your employment is terminated by Intel without Cause, including by reason of your death or disability, or you voluntarily resign your employment for Good Reason, in either case within the initial two year period following the Effective Date, and you sign and do not revoke a Release, and such Release becomes effective within 60 days following the date your employment terminates, your equity awards set forth under this offer letter that then are subject solely to time-based vesting will vest as to an additional 18 months (based on the regular vesting schedule applicable to the equity award) from the date your employment terminates, effective as of the date of effectiveness of the Release, provided that if such 60 day period spans two calendar years, such vesting will occur on the first day of the later of such calendar years. The Release will not impose any post-employment obligations on you to which you have not already agreed in writing.

For purposes of this offer, “Cause” means (a) commission of an act of material fraud or dishonesty against Intel; (b) intentional refusal or willful failure to substantially carry out the lawful and reasonable instructions of the Board (other than any such failure resulting from your disability and excluding any failure to achieve a lawful and reasonable directive following the expenditure by you of commercially reasonable best efforts); (c) conviction of, guilty plea or “no contest” plea to a felony or to a misdemeanor involving moral turpitude (where moral turpitude means so extreme a departure from ordinary standards of honesty, good morals, justice or ethics as to be shocking to the moral sense of the community); (d) gross misconduct in connection with the performance of your duties; (e) improper disclosure of confidential information or a material violation of an Intel policy or Intel’s Code of Conduct (excluding conduct or activities undertaken in good faith by you in the ordinary course of you performing your duties or promoting Intel); (f) breach of fiduciary duty to Intel; (g) failure to reasonably cooperate with Intel in any investigation or formal proceeding or being found liable in a Securities and Exchange Commission enforcement action or otherwise being disqualified from serving in your job (in all cases, other than due to death or disability); or (h) breach of duty of loyalty to Intel. Prior to termination for Cause, Intel shall provide 30 days prior written notice of the grounds for Cause, and give you an opportunity within (and including all of) those 30 days to cure the alleged breach. If the breach is substantially cured during such period, Cause will not exist on account of such breach. The parties recognize that given the egregious nature of the conduct defined as Cause, a cure may not possible. No act or failure to act on your part shall be considered “willful” unless Intel reasonably and in good faith determines it is done, or omitted to be done, in bad faith or without reasonable belief that your act or omission was in the best interests of the Company. Without limitation, any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission, or based upon the advice of legal counsel for Intel, shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of Intel.

A resignation for “Good Reason” means your resignation following the occurrence, without your express, written consent, of one or more of the following conditions (whether by a single action or a series of actions): (a) a material reduction in your title, duties, responsibilities, or authority; (b) a material reduction by Intel of your annual base salary or Target Bonus; or (c) a relocation of your principal place of employment more than 30 miles from its current location in Santa Clara, California; or (d) a failure by Intel to timely satisfy its obligations with respect to any of the equity award grants described in this offer letter, provided that Intel has had 30 days to cure any such failure.

Comprehensive Benefits. While employed with Intel, you will be eligible to participate in the same employee benefit plans as other senior executives of Intel, as such employee benefit plans may be amended from time to time and on terms no less favorable than those provided to any other executive of Intel. You will receive reimbursement for business expenses on the same terms as other senior executives of Intel and on terms no less favorable than the terms provided to any other executive of Intel. You also will receive indemnification and liability insurance coverage on terms no less favorable than the coverage provided to any other executive of Intel or member of the Board. Additionally, you will be considered for additional equity grants, commensurate with your position, annually.

Attorneys’ Fees. Intel will reimburse you for up to $125,000 of your reasonable attorneys’ fees incurred in connection with the review and finalization of this offer letter and documentation of the equity awards described above, which reimbursement will occur within 2021.

Outside Activities during Employment. During your employment, you shall devote your full business efforts and time to Intel. This obligation, however, shall not preclude you from engaging in appropriate civic, charitable or religious activities, as long as they do not materially interfere with your job. Any outside activities, including serving on another board of directors, must be in compliance with Intel’s Code of Conduct. Notwithstanding the foregoing (or any other written agreement between you and Intel), you may continue to serve on the board of directors of Gloo and TBC and for a period of up to six months following the Effective Date (or until such later date as you and Intel may mutually agree), the board of directors of VMware, in each case so long as such service does not materially interfere with your duties and responsibilities to Intel.

Company Policies/Protection of Intellectual Property. Your employment is contingent on your signing an Employment Agreement, which outlines your obligations as an employee, including among others your obligation to protect Intel’s intellectual property (as well as confidential information of your prior employers and other third parties). You will be expected to abide by the Company’s policies and procedures provided to you in writing and which do not contradict the terms of this offer letter, including without limitation Intel’s Employment Guidelines and Code of Conduct.

At-Will Employment. Your employment with Intel shall be “at will,” which means that both Intel and you have the right to end your employment at any time, with or without advance notice, and with or without cause. The at-will nature of your employment may not be modified or amended except by written agreement signed by an authorized member of the Board and you.

Tax Withholding. All amounts payable hereunder shall be subject to any required withholdings and deductions.

Counterparts. This offer letter may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 409A. It is intended that all of the severance payments and other benefits and payments payable under this offer letter be exempt from the application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and if not so exempt that they comply with the provisions of Code Section 409A of the Code, and this offer letter will be construed and interpreted accordingly. For purposes of Code Section 409A, your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this offer letter, if you are deemed by the Company at the time of your “separation from service” (within the meaning of Code Section 409A) to be a “specified employee” for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon separation from service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation,” then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A(a)(2)(B)(i) and the related adverse taxation under Code Section 409A, such payments shall not be provided to you prior to the earliest of (a) the expiration of the six-month period measured from the date of your separation from service with the Company, (b) the date of your death or (c) such earlier date as permitted under Code Section 409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred. With respect to reimbursements provided to you hereunder (or otherwise) that are not exempt from Code Section 409A, the following rules shall apply: (i) the amount of expenses eligible for reimbursement during any one of your taxable years shall not affect the expenses eligible for reimbursement in any other taxable year, (ii) in the case of any reimbursements of eligible expenses, reimbursement shall be made on or before the last day of your taxable year following the taxable year in which the expense was incurred and (iii) the right to reimbursement shall not be subject to liquidation or exchange for another benefit.

Entire Agreement; Forfeiture of Equity Awards. This offer letter including the referenced documents forms the entire agreement between you and Intel and replaces all prior communications or agreements on matters related to employment at Intel. The award agreements for the equity awards described in this offer letter will be the subject of good faith negotiation between you and Intel, and generally will follow Intel’s historical practices (for example, without limitation, with respect to the treatment of dividends), but in all cases, will not provide for any unilateral discretion on the part of Intel to reduce or eliminate any portion of the award or vesting thereof (except as required by any clawback policy of general applicability to Intel’s executive officers or as required by law). You acknowledge and agree that all of your VMware equity awards that are outstanding and unvested as of immediately prior to your termination from VMware will be forfeited by you and will terminate as a result of your resignation of employment with VMware prior to the Effective Date. You agree to inform Intel promptly if you become entitled to additional vesting of VMware equity awards.

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Sincerely,

/s/ Omar Ishrak
Chairman of the Board of Directors

/s/ Andrew Wilson
Chair, Compensation Committee of the Board of Directors

Accepted and Agreed:

/s/ Pat Gelsinger	January 13, 2021
Patrick Gelsinger	Date

[SIGNATURE PAGE TO OFFER LETTER]

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